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     KPMG

KPMG LLP                                     Telephone  816 802 5200
Suite 1000                                   Fax        816 802 5400
1000 Walnut Street                           Internet   www.us.kpmg.com
Kansas City, MO 64106-2162


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Contract Owners
Kansas City Life Variable Life Separate Account and
The Board of Directors and Stockholders
Kansas City Life Insurance Company:

We consent to the use of our reports dated February 27, 2006, with respect to the consolidated financial statements of Kansas City Life Insurance Company and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ending December 31, 2005; management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005; to the use of our report dated April 27, 2006, with respect to the statement of net assets of Kansas City Life Variable Life Separate Account (comprised of individual subaccounts as listed in note 1) as of December 31, 2005, and the related statement of operations for the year then ended; the statements of changes in net assets for each of the years in the two-year period then ended; and financial highlights for each of the years in the five-year period then ended, which reports are incorporated by reference in the supplement to the Prospectus of Century II Alliance Variable Universal Life, included in the Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (File No. 333-49000) on Form N-6 and Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09080) on Form N-6 and to the reference to our firm under the heading "Experts," also in the Statement of Additional Information. Our report on the Kansas City Life Variable Life Separate Account refers to the restatement of its financial statements for each of the years in the four-year period ended December 31, 2004.

/s/ KPMG LLP

Kansas City, MO
August 30, 2006

           KPMG LLP, a U.S. limited liability partnership, is the U.S.
             member firm of KPMG International, a Swiss cooperative.